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                                                                   EXHIBIT 10.20

                          CONFIDENTIAL LOCKUP AGREEMENT

                                December 31, 2004

BPI Industries, Inc.
885 W. Georgia Street, Suite 1500
Vancouver, British Columbia
V6C 1V5 Canada

Attention: Board of Directors

Gentlemen:

      I understand that BPI Industries Inc,, a British Columbia corporation (the "Company"), will be conducting a private placement of common shares and warrants to purchase common shares intended to raise gross proceeds of at least $10,000,000 and that in order to complete the private placement, the Company's placement agent has requested that certain holders of common shares of the Company agree not to sell, transfer, or otherwise dispose of their shares for a certain period of time, as more fully described below. I acknowledge that completion of the private placement will be of material benefit to the Company and to me as a beneficial owner of the Company's common shares.

      In order to facilitate the private placement described above, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, I hereby agree with the Company as set forth below with respect to 488.356 common shares (the "Shares") of the Company of which I am the sole record and beneficial owner.

      Commencing upon the closing (the "Closing") of the private placement and terminating on the earlier of (i) one (1) year from the Closing and (ii) the effective date of a registration statement filed with the Securities and Exchange Commission to permit the public resale of the common shares (and the shares underlying the warrants) issued in the private placement, I will not, without the prior written approval of the Company, directly or indirectly (A) offer for sale, sell, or contract to sell, sell, offer to sell, or contract to sell any option, warrant, right, or contract to purchase, purchase, offer to purchase, or contract to purchase any option, warrant, right, or contract to sell, grant any option, right or warrant to purchase, lend, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any of the Shares or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any of the transactions described in clause (A) or (B) above is to be settled by delivery of Shares, in cash or otherwise (any such transaction, whether or not for consideration, shall be hereinafter referred to as a "Transaction"). None of the forgoing shall be construed to restrict me from purchasing shares in the open market, receiving options or exercising options. I understand that your prior approval may require the concurrence of the Company's placement agent and the investors in the private placement.

      Provided, that if the registration statement becomes ineffective for any reason during the initial one year period (the period during which the registration statement is ineffective being referred to herein as a "Blackout Period"), then the lock up will be reinstated and expire when the Blackout Period ends.

      A Blackout Period means a period

      (a) commencing on the day immediately after the Company notifies me that the Company is required to suspend offers and sales of the securities covered by the registration statement, because the Company's Board of Directors, on advice of counsel, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the covered securities would be seriously detrimental to the Company and its shareholders; and

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      (b) ending when the Company has completed taking all steps to make such registration statement effective again, or has determined to allow offers and sales under the registration statement to resume.

      I understand that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the Shares as provided herein including, but not limited to, notifying its transfer agent to place stop transfer instructions reflecting the foregoing restrictions on the Company's stock transfer records, and I hereby agree to and authorize any such actions and acknowledge that the Company is relying upon this Lock-Up Agreement in taking any such actions.

      I understand that certain of the information contained herein may be regarded as material non-public information under Regulation FD under the Securities Exchange Act of 1934, as amended, the improper use of which would violate applicable United States securities laws. Accordingly, I will not publish, disclose or disseminate the existence or contents of this Lock-Up Agreement to any person, and will maintain the confidentiality of the existence and contents of this Lock-Up Agreement. I further understand that United States securities laws provide for severe civil and criminal penalties for those persons trading securities while in possession of material non-public information.

      This Lock-Up Agreement shall become effective upon the Closing. Accordingly, in the event that the Closing does not occur, this Lock-Up Agreement shall be null and void. The terms and conditions of this Lock-Up Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

         Each of the undersigned represents that its signatory hereto has the full power and authority to execute and deliver this Lock-Up Agreement on its behalf.

      This Lock-Up Agreement may be executed in counterpart each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument and delivered via facsimile.

      Intending to be legally bound hereby, the undersigned have executed this Lock-Up Agreement on and as of the date set forth above.

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AGREED AND ACCEPTED                            Very truly yours,

BPI INDUSTRIES INC.                            ____________________________
                                               Signature

By:_____________________________               ____________________________
   Name:  James G. Azlein                      Print Name
   Title:  President

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